SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             MARKETCENTRAL.NET CORP.
               (Exact name of registrant as specified in charter)

                                    formerly

                     ALL AMERICAN CONSULTANT AIRCRAFT, INC.

                          GREAT AMERICAN LEASING, INC.

 Texas                                                                76-0270330
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

300  Mercer  Street,  Suite  26J,  New  York  NY                           10003
(Address  of  principal  executive  offices)                         (Zip  Code)


                            ENGAGEMENT AGREEMENTS (3)
                              (Full Title of Plan)

                                 William Stocker
                                 Attorney at Law
                     34700 Pacific Coast Highway, Suite 303
                            Capistrano Beach CA 92624
                    phone (949) 248-9561  fax (949) 248-1688

                               (Agent for Service)

                                 March 19, 2001

                       CALCULATION OF REGISTRATION FEE (1)


Title of Securities to   Amount to be     Proposed     Proposed     Amount of
Be registered            Registered       Maximum      Maximum      Registration
                                          Offering     Aggregate    Fee
                                          Price Per    Offering
                                          Unit         Price
--------------------------------------------------------------------------------
$0.0001 Par Value        1,600,000        $0.50        $800,000     $211.20
Common Stock             Shares           Per Share
--------------------------------------------------------------------------------

   1 The securities of the Issuer are presently trading or listed for trading on the Non-NASDAQ Bulletin Board of the NASD or elsewhere. The price is determined accordingly by reference to the last trading date, March 15, 2001, average close, discounted by 30%.

                                        1


                                     PART II

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference as though fully set forth herein, and all documents subsequently filed by this Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and a part hereof from the date of filing of such documents:

     (a) The Registrant's Form 10-SB containing Audited Financial Statements for the Registrant's last fiscal year;

     (b) All other Reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant's last Annual Report; and

     (c) The Issuer's Common Equity Voting Stock (ACommon Stock@) Registered under '12(g) of the 1934 Act, as described in Form 10-SB. Each share is entitled to one vote; all shares of the class share equally in dividends and liquidation rights. Pursuant to the laws of Texas a majority of all shareholders entitled to vote at a shareholders meeting regularly called upon notice may take action as a majority and give notice to all shareholders of such action. No market presently exists for the securities of this Issuer.


ITEM  4.  DESCRIPTION  OF  SECURITIES.  Not  Applicable.  See  Item  3(c).


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     The service providers have an interest in the securities requested to be issued.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The  following  provision is contained in the Articles of Incorporation, in
Article  IX,  provides:

          "Each Director and officer or former Director or officer or any person who may have served at the request of this corporation as a Director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor (and their heirs, executors, and administrators) may be indemnified by the corporation against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been such Director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer (and his heirs, executors, and administrators) may be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds (2/3) of those members of the Board of Directors of the corporation who are not involved in the action, suit, or proceeding that the Director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the corporation are involved in the action, suit, or proceedings, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees, and expenses which would have been reasonable if the action, suit, or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds

                                        2


that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his Office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and Directors may be entitled according to law."

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not Applicable. No restricted securities are re-offered or resold pursuant to this Registration Statement.

ITEM  8.  EXHIBITS.

     Provided as an exhibit hereto are three Engagement Agreements for services. Receipt of the Securities covered by this Registration Statement will be treated as the equivalent of cash received for services as ordinary income. The Securities are issued in compensation for services at the rate of $0.50 per share per $0.50 of services performed.

ITEM  9.  UNDERTAKINGS.

     Not  Applicable.

                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 19, 2001.


                             MARKETCENTRAL.NET CORP.
                               A TEXAS CORPORATION

                                       by


/s/Paul  Taylor                                                  /s/Paul  Taylor
   Paul  Taylor                                                     Paul  Taylor
President/Director                                            Secretary/Director

                                        3


--------------------------------------------------------------------------------
                                    EXHIBIT 1

           ENGAGEMENT AGREEMENT BETWEEN EMPIRE CAPITAL LLC AND ISSUER
--------------------------------------------------------------------------------

                                        4


                              ENGAGEMENT AGREEMENT
                            BETWEEN PETER J. FRUGONE
                                        &
                      MARKET CENTRAL NET CORP (MKTS-OTC BB)


     This Consulting Agreement (herein the Agreement) is entered into this 6th day of March 2001 by and between MARKET CENTRAL NET CORP (MKTS B OTC BB )
(herein "the Company") and Peter J. Frugone (herein "the" "consultant" or "consultants").


RECITALS
     The Consultants, through considerable experience, time and effort, have created and developed, a system for providing financial consultancy services (Athe Services@) to private and public companies.
     The Company desires to obtain the services of the Consultants and on the basis of previous telephone conversations and meetings between the Company and the Consultants as well as other discussions, preliminary financial statements, initial reports submitted by the Company, and the representations that the Company has made to the Consultants describing the Company and its principals, the present and proposed business activities of the Company, its operations, financial condition and capital structure, and various agreements and documents related thereto, the Consultants are willing to provide such services to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and the Consultants hereby agree as follows:


I.     ENGAGEMENT
     The Company hereby engages and retains the Consultants as Business Consultants/ Financial advisors for and on behalf of the Company to perform the Services (as that term is hereinafter defined) and the Consultants hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agree to use their best efforts in providing such Services.


II.     INDEPENDENT  CONTRACTOR
     A. The Consultants are, and in all respects are deemed to be, independent contractors in the performance of their duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

     B. The Consultants will not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of the Company, and the Consultants will have no power to enter into any agreement on behalf of or otherwise bind the Company.

     C. The Consultants will not have or be deemed to have, fiduciary obligations or duties to the Company and will be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as the Consultants in its sole, absolute and unfettered discretion, may elect. The Consultant is a registered broker dealer and associated person of such, and is purporting to act in all capacities requiring registration as a broker dealer or associated person.

     D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of the Consultants during the term of this agreement will conflict with the Consultants obligations under this Agreement or be adverse to the Company's interests during the term of this Agreement.

                                        5


III.     SERVICES
          The Consultants agree to provide the following, hereafter collectively referred to as the "services":

     A. Advise the Company and/or any of its affiliates, associates, or principles in any and all matters related to be financial and/or capital structure of the Company. The Consultant will act as exclusive agent to identifying suitable merger and acquisition candidates and secure any and all debt financing required for any and all transactions.

     B. Best Efforts. The Consultants will devote such time and best effort to the affairs of the Company as is reasonable and adequate to render the consulting services contemplated by this agreement.

     C. The Consultants are not responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto, nor will the Consultants include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. The Consultants cannot guarantee results on behalf of the Company, but will pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company=s needs, the Consultants will notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by the Company.

     D.     In  conjunction  with  the  Services,  the  Consultants  agrees  to:
          1. Make itself available to the officers of the Company at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company in the preparation of such reports, executive summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation (ADocumentation@) as will be necessary, in the opinion of the Consultants, to properly present the Company to other entities and individuals that could be of benefit to the Company.

          2. Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of the Company during normal business hours.

          3. Advise the Company's management in corporate finance, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective investors, investor groups or their agents.

          4. Advise the Company's management in evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents.

          5. Advise the Company regarding company operations, staffing, strategy, and other issues related to building shareholder value as is may reasonably request, consistent with the provisions of this Agreement.

          E. It is understood that the Company will modify their business plan based on the business concepts, research material, background material and financial material supplied by Company. The Consultant will outline the

                                        6


modifications and edit the final work product. The business plan will be used as a marketing document, by the Company, in its efforts to secure financing. The Consultant will furnish, at its expense, all personnel, materials, equipment, office space and services as are necessary for the proper performance of its duties hereunder. An engagement fee of 300,000 shares of free trading common stock of the Company. This stock to be delivered upon execution of this agreement.


IV.     EXPENSES

     The  Company  agrees  that:

     A. The Company will be responsible for the Consultants expenses related to services and consultancy to the Company. Normal and reasonable out-of-pocket expenses will be included but are not limited to: accounting, printing, long distance communication, express mail, outside other consultants, etc., and other costs involved in the execution of this Agreement. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs over $1,000 (one thousand dollars) from the Company.

     B Travel, including: airfare (business class), hotel lodging and meals, transportation, etc.will be the responsibility of the Company. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs over $1,000 (one thousand dollars) from the Company.

          C. The Company will designate counsel to prepare the appropriate documents (including subscription and escrow agreement) with regard to the terms of any financial transactions and the closing thereof. The Company is responsible for any and all reasonable expenses associated with the escrow and escrow agent.


V.     COMPENSATION

     If, at any time during the term of this Agreement and for a period of three years following the termination of this agreement, the Company completes any transaction which includes, but is not limited to; any equity or debt financing, merges with or acquires assets involving either public or private companies or any other property from any of the entities, affiliations or persons, its employees or former employees, agents, representatives, advisors, or consultants introduces to the Company by the Consultant, the Company agrees to:

DEBT  PLACEMENT(S)

     A. The cash "transaction fees" are equal to three and one half (3.5%) percent computed on the gross amount of any and debt infusions or agreements, credit facilities, credit lines, and any other form of debt financing accepted by the Company. These fees are due and payable upon closing of any and all transactions, introduced by the Consultant, contemplated and completed under this agreement.

                This schedule of fees listed above are subject to the terms and conditions listed below. These terms and conditions are applicable to any and all transactions contemplated and or completed under this agreement.

          B. The Company agrees that any and all transactions will be conducted through an escrow account to be established by the Consultant. The

                                        7


Company further agrees that any and all legal fees associated with the escrow will be deducted from the proceeds on any and all transactions. These legal fees are subject to the Company's advance written approval and consent.

               C. The Company further agrees to execute any and all documents or instruction's necessary directing the funding source(s) to pay the Consultant's fee(s) directly from the proceeds of any and all funding(s) directly from any and all escrow accounts.

               D. If required by applicable law, or at the election of the Consultant, the fees deemed to have been earned by the Consultant will be paid to any and all placement agent(s) selected exclusively by the Consultant.

     The various transactions contemplated in this agreement or to be considered independent transactions and the fees described above shall be considered earned on a transaction by transaction basis. These transactions are in no way contingent upon one another. Obligations, transactions, introductions and sales agreements/contracts that have been consummated will continue for the duration of their respective contract, etc. The Company further agrees to execute any and all documents or instruction's necessary directing the funding source(s) to pay the Consultant's fee(s) directly from the proceeds of the funding.


VI.       REPRESENTATIONS,  WARRANTIES  AND  COVENANTS

     A. Execution. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Company or the Consultants is a party or by which either entity may be bound or affected.

      B. Non-Circumvention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual, introduced by the Consultants to the Company, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or any addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof. The Company understands and acknowledges that its obligations under this Non-Circumvention Agreement are for the benefit of the Consultant and its successors and assigns, and that the Consultant's failure or delay in exercising any right, power and privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege hereunder operate as a waiver.

     C. Timely Appraisals. The Company shall keep the Consultants up to date and appraised of all business market and legal developments related to the Company and its operations and management.
               1. Accordingly, the Company shall use its best efforts to provide the Consultants with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.
               2. The Company shall use its best efforts to promptly notify the Consultants of the threat or filing of any suit, arbitration or administrative action, injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to the Consultants or at the Consultants option to the Consultants counsel.
               3. The Company shall use its best efforts to also provide directly to the Consultants current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by the Consultants from time to time.

                                        8


               4. The Consultants shall use its best efforts to keep all documents and information confidential as described in the section below titled, "CONFIDENTIAL DATA".

          D. Corporate Authority. Both the Company and the Consultants have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

      E. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

          F. The Company will cooperate with the Consultants, and will promptly provide the Consultants with all pertinent materials and requested information in order for the Consultants to perform its Services pursuant to this Agreement.

          G. When issued, the Shares of the Company's Common Stock shall be duly and validly issued, fully paid and non-assessable.

          H. The Company hereby agrees to enter into an escrow agreement with an escrow agent selected by the Consultants (the "Escrow Agent"), and agrees to abide by the terms of an escrow agreement set forth by the Escrow Agent and the Consultants on such terms as may be acceptable to the Company and the Consultants.
          I. The Company also agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by the Escrow Agent, the Consultant, or such other parties related to the obtaining of capital for the Company on such terms as may be acceptable to the Company and the Consultants.

          J. Until termination of the engagement, the Company will notify the Consultants promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of the Company.


VII.     TERM  AND  TERMINATION

A. This Agreement shall be effective upon its execution and shall remain in effect for One (1) Year.

B. In no event shall any termination be effective until the expiration of at least one hundred and eighty (180) days after the signing of this agreement.

C. After one hundred and eighty (180) days from the date hereof, the Company or the Consultants shall have the right to request the terminating of this engagement by furnishing the other party with written notice requesting such termination. However, no termination of this Agreement by either party shall be in full force or affect without the express written consent of both parties. Termination of this agreement shall not, in any way affect the right of the Consultant to receive, as a result of its services rendered, transactions consummated and introductions made; its fees, securities or warrants on any and all transactions which result in the Company receiving financing or other benefits hereunder.


IIX.     CONFIDENTIAL  DATA

     A. The Consultants shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by the Consultants as a result of its engagement hereunder, unless authorized, in writing by the Company.

                                        9


     B. The Company shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Consultants, obtained by the Company as a result of its engagement hereunder, unless authorized, in writing, by the Consultants.

     C. The Consultants shall not be required in the performance of its duties to divulge to the Company or any officer, director, agent or employee of the Company, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be a competitor or potential competitor of the Company) which the Consultants may have or be able to obtain otherwise than as a result of the relationship established by this Agreement.



IX.     OTHER  MATERIAL  TERMS  AND  CONDITIONS:

     A. INDEMNITY. The Company agrees to indemnify and hold harmless the Consultant and its affiliates against any legal action arising from written warranties and representations provided by the Company. Such indemnification shall include payment of judgments, if any, and costs of legal representation and court costs, if any.

     B. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     C. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     D. LAWS OF THE STATE OF NEW YORK. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of New York County, New York; or the United States District Court for the District of New York, New York, and further agree and consent that personal service or process in any such action or proceeding outside of the State of New York and New York County shall be tantamount to service in person within New York County, New York and shall confer personal jurisdiction and venue upon either of said Courts.

     E. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of the Company under this Agreement may not be assigned or delegated without the prior written consent of the Consultants, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Consultants may not assign or delegate its obligations and rights under this Agreement without consent of the Company, in the Company's sole discretion.

                                       10


     F. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

     G. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     H. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

     I. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

J. INJUNCTIVE RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Company and the Consultants hereby agree, consent and acknowledge that, in the event of the failure by the Company to pay the consideration to the Consultants or in the event of a breach of any other material term, the Consultants will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District or County Court of New York County, State of New York or the United States District Court for the District of New York without the necessity of proving damages and without prejudice to any other remedies which the Consultants may have at law or in equity. For the purposes of this Agreement, the Company hereby agrees and consents that upon a material breach of this Agreement (as determined by a Court of Competent Jurisdiction) as aforesaid, in addition to any other legal and/or equitable remedies the Consultants may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to motion the court obtain a permanent injunction enforcing this Agreement or barring enjoining or otherwise prohibiting the Company from circumventing the express written intent of the parties as enumerated in this Agreement.

K. ATTORNEYS FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such parties attorneys fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

L. PUBLIC NOTICES. Any public notice, press release or any type of dissemination of information regarding the Closing of any transaction covered in this agreement shall include a statement to the effect that "Empire Capital LLC" acted as a consultant in the matter referenced.

                                       11


APPROVED  AND  AGREED:


Market  Central  Net  Corp  (MKTS:OB)
5299  DTC  Boulevard,  Suite  620
Englewood,  CO  80111
Tel:  (720)  489-9041
Fax:  (303)  741-3074

/s/Paul Taylor               Monday,  March  19,  2001_
   Paul  Taylor                 Dated
   CEO




Empire  Capital,  LLC
     One  Rockefeller  Plaza,  Suite  1600
New  York,  NY  10020
     Tel.  (212)  247-4447
     Fax  (212)  247-4321



/s/Peter Frugone                      Monday,  March  19,  2001
Peter  John  Frugone     Dated
Managing  Director

                                       12


--------------------------------------------------------------------------------
                                    EXHIBIT 2

            ENGAGEMENT AGREEMENT BETWEEN ESPER GULLATT JR. AND ISSUER
--------------------------------------------------------------------------------

                                       13


                              ENGAGEMENT AGREEMENT

                                ESPER GULLATT JR.
                             17532 E. DICKENSON PL.
                                AURORA, CO. 80013
                                        &
                        MARKET CENTRAL NET CORP (MKTS:OB)


     This Consulting Agreement (herein the Agreement) is entered into this 6th day of March 2001 by and between MARKET CENTRAL NET CORP (MKTS:OB) (herein "the Company") and Esper Gullatt Jr. (herein "the "Consultant").


RECITALS
     The Consultant, through considerable experience, time and effort, have created and developed, a system for providing financial consultancy services ("the Services") to private and public companies.
     The Company desires to obtain the services of the Consultant and on the basis of previous telephone conversations and meetings between the Company and the Consultant as well as other discussions, preliminary financial statements, initial reports submitted by the Company, and the representations that the Company has made to the Consultant describing the Company and its principals, the present and proposed business activities of the Company, its operations, financial condition and capital structure, and various agreements and documents related thereto, the Consultant are willing to provide such services to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and the Consultant hereby agree as follows:


I.     ENGAGEMENT
     The Company hereby engages and retains the Consultant as Business Consultant/ Financial advisors for and on behalf of the Company to perform the Services (as that term is hereinafter defined) and the Consultant hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agree to use their best efforts in providing such Services.


II.     INDEPENDENT  CONTRACTOR
     A. The Consultant are, and in all respects are deemed to be, independent contractors in the performance of their duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

B. The Consultant will not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of the Company, and the Consultant will have no power to enter into any agreement on behalf of or otherwise bind the Company.

                                       14


     C. The Consultant will not have or be deemed to have, fiduciary obligations or duties to the Company and will be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as the Consultant in its sole, absolute and unfettered discretion, may elect.

     D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of the Consultant during the term of this agreement will conflict with the Consultant obligations under this Agreement or be adverse to the Company's interests during the term of this Agreement.


III.     SERVICES
     The Consultant agree to provide the following, hereafter collectively referred to as the "Services":

     A. Advise the Company and/or any of its affiliates, associates, or principles in any and all matters related to be financial and/or capital structure of the Company. The Consultant will act as exclusive agent to identifying suitable merger and acquisition candidates and secure any and all debt financing required for any and all transactions.

B. Best Efforts. The Consultant will devote such time and best effort to the affairs of the Company as is reasonable and adequate to render the consulting services contemplated by this agreement.

C. The Consultant are not responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto, nor will the Consultant include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. The
Consultant cannot guarantee results on behalf of the Company, but will pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company's needs, the Consultant will notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by the Company.


D.     In  conjunction  with  the  Services,  the  Consultant  agrees  to:
          1. Make itself available to the officers of the Company at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company in the preparation of such reports, executive summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation ("Documentation") as will be necessary, in the opinion of the Consultant, to properly present the Company to other entities and individuals that could be of benefit to the Company.

          2.     Make  itself  available  for  telephone  conferences  with  the

                                       15


principal financial sales and/or operating officer(s) of the Company during normal business hours.

          3. Advise the Company's management in corporate finance, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective investors, investor groups or their agents.

          4. Advise the Company's management in evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents.

          5. Advise the Company regarding company operations, staffing, strategy, and other issues related to building shareholder value as is may reasonably request, consistent with the provisions of this Agreement.

          E . It is understood that the Company will modify their business plan based on the business concepts, research material, background material and financial material supplied by Company. The Consultant will outline the modifications and edit the final work product. The business plan will be used as a marketing document, by the Company, in its efforts to secure financing. The Consultant will furnish, at its expense, all personnel, materials, equipment, office space and services as are necessary for the proper performance of its duties hereunder. An engagement fee of 800,000 (eight hundred thousand shares) of free trading common stock of the Company. This stock to be delivered upon execution of this agreement.


     IV.     EXPENSES

     The  Company  agrees  that:

A. The Company will be responsible for the Consultant expenses related to services and consultancy to the Company. Normal and reasonable out-of-pocket expenses will be included but are not limited to: accounting, printing, long distance communication, express mail, outside other Consultant, etc., and other costs involved in the execution of this Agreement. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs over $1,000 (one thousand dollars) from the Company.


B. Travel, including: airfare (business class), hotel lodging and meals, transportation, etc. will be the responsibility of the Company. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs over $1,000 (one thousand dollars) from the Company.

     C. The Company will designate counsel to prepare the appropriate documents (including subscription and escrow agreement) with regard to the terms of any financial transactions and the closing thereof. The Company is responsible for any and all reasonable expenses associated with the escrow and escrow agent.

                                       16


     V.     COMPENSATION

If, at any time during the term of this Agreement and for a period of three years following the termination of this agreement, the Company completes any transaction which includes, but is not limited to; any equity or debt financing, merges with or acquires assets involving either public or private companies or any other property from any of the entities, affiliations or persons, its employees or former employees, agents, representatives, advisors, or Consultant introduces to the Company by the Consultant, the Company agrees to:

          DEBT  PLACEMENT(S)

A. The cash "transaction fees" are equal to three and one half (3.5%) percent computed on the gross amount of any and debt infusions or agreements, credit facilities, credit lines, and any other form of debt financing accepted by the Company. These fees are due and payable upon closing of any and all transactions, introduced by the Consultant, contemplated and completed under this agreement.

               This schedule of fees listed above are subject to the terms and conditions listed below. These terms and conditions are applicable to any and all transactions contemplated and or completed under this agreement.

          A. The Company agrees that any and all transactions will be conducted through an escrow account to be established by the Consultant. The Company further agrees that any and all legal fees associated with the escrow will be deducted from the proceeds on any and all transactions. These legal fees are subject to the Company's advance written approval and consent.

          B. The Company further agrees to execute any and all documents or instruction's necessary directing the funding source(s) to pay the Consultant's fee(s) directly from the proceeds of any and all funding(s) directly from any and all escrow accounts.

          C. If required by applicable law, or at the election of the Consultant, the fees deemed to have been earned by the Consultant will be paid to any and all placement agent(s) selected exclusively by the Consultant.

          The various transactions contemplated in this agreement or to be considered independent transactions and the fees described above shall be considered earned on a transaction by transaction basis. These transactions are in no way contingent upon one another. Obligations, transactions, introductions and sales agreements/contracts that have been consummated will continue for the duration of their respective contract, etc. The Company further agrees to execute any and all documents or instruction's necessary directing the funding source(s) to pay the Consultant's fee(s) directly from the proceeds of the funding.


     VI.       REPRESENTATIONS,  WARRANTIES  AND  COVENANTS

     A. Execution. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Company or the Consultant is a party or by which either entity may be bound or affected.

                                       17


     B. Non-Circumvention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual, introduced by the Consultant to the Company, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or any addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof. The Company understands and acknowledges that its obligations under this Non-Circumvention Agreement are for the benefit of the Consultant and its successors and assigns, and that the Consultant's failure or delay in exercising any right, power and privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege hereunder operate as a waiver.

     C. Timely Appraisals. The Company shall keep the Consultant up to date and appraised of all business market and legal developments related to the Company and its operations and management.
               1. Accordingly, the Company shall use its best efforts to provide the Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.
               2. The Company shall use its best efforts to promptly notify the Consultant of the threat or filing of any suit, arbitration or administrative action, injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to the Consultant or at the Consultant option to the Consultant counsel.
               3. The Company shall use its best efforts to also provide directly to the Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by the Consultant from time to time.
               4. The Consultant shall use its best efforts to keep all documents and information confidential as described in the section below titled, "CONFIDENTIAL DATA".

     D. Corporate Authority. Both the Company and the Consultant have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

           E. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

     F. The Company will cooperate with the Consultant, and will promptly provide the Consultant with all pertinent materials and requested information in order for the Consultant to perform its Services pursuant to this Agreement.

     G. When issued, the Shares of the Company's Common Stock shall be duly and validly issued, fully paid and non-assessable.

     H. The Company hereby agrees to enter into an escrow agreement with an escrow agent selected by the Consultant (the "Escrow Agent"), and agrees to

                                       18


abide by the terms of an escrow agreement set forth by the Escrow Agent and the Consultant on such terms as may be acceptable to the Company and the Consultant.
     I. The Company also agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by the Escrow Agent, the Consultant, or such other parties related to the obtaining of capital for the Company on such terms as may be acceptable to the Company and the Consultant.

     J. Until termination of the engagement, the Company will notify the Consultant promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of the Company.


     VII.     TERM  AND  TERMINATION

     A. This Agreement shall be effective upon its execution and shall remain in effect for one (1) years.

     B. In no event shall any termination be effective until the expiration of at least one hundred and eighty (180) days after the signing of this agreement.

     C. After one hundred and eighty (180) days from the date hereof, the Company or the Consultant shall have the right to request the terminating of this engagement by furnishing the other party with written notice requesting such termination. However, no termination of this Agreement by either party shall be in full force or affect without the express written consent of both parties. Termination of this agreement shall not, in any way affect the right of the Consultant to receive, as a result of its services rendered, transactions consummated and introductions made; its fees, securities or warrants on any and all transactions which result in the Company receiving financing or other benefits hereunder.


     IIX.     CONFIDENTIAL  DATA

     A. The Consultant shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by the Consultant as a result of its engagement hereunder, unless authorized, in writing by the Company.

     B. The Company shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Consultant, obtained by the Company as a result of its engagement hereunder, unless authorized, in writing, by the Consultant.

     C. The Consultant shall not be required in the performance of its duties to divulge to the Company or any officer, director, agent or employee of the Company, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be a competitor or potential competitor of the Company) which the Consultant may have or be able to obtain otherwise than as a result of the relationship established by this Agreement.

                                       19


     IX.     OTHER  MATERIAL  TERMS  AND  CONDITIONS:

     A. INDEMNITY. The Company agrees to indemnify and hold harmless the Consultant and its affiliates against any legal action arising from written warranties and representations provided by the Company. Such indemnification shall include payment of judgments, if any, and costs of legal representation and court costs, if any.

               B. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     C. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     D. LAWS OF THE STATE OF TEXAS. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Texas, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of Texas County, Texas; or the United States
District Court for the District of Texas, Texas, and further agree and consent that personal service or process in any such action or proceeding outside of the State of Texas and Texas County shall be tantamount to service in person within Texas County, Texas and shall confer personal jurisdiction and venue upon either of said Courts.

     E. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of the Company under this Agreement may not be assigned or delegated without the prior written consent of the Consultant, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Consultant may not assign or delegate its obligations and rights under this Agreement without consent of the Company, in the Company's sole discretion.

     F. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

                                       20


     G. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     H. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

     I. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

     J. INJUNCTIVE RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Company and the Consultant hereby agree, consent and acknowledge that, in the event of the failure by the Company to pay the consideration to the
Consultant  or  in  the  event  of  a  breach  of  any  other material term, the
Consultant will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District or County Court of Texas County, State of Texas or the United States District Court for the District of Texas without the necessity of proving damages and without prejudice to any other remedies which the Consultant may have at law or in equity. For the purposes of this Agreement, the Company hereby agrees and consents that upon a material breach of this Agreement (as determined by a Court of Competent Jurisdiction) as aforesaid, in addition to any other legal and/or equitable remedies the Consultant may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to motion the court obtain a permanent injunction enforcing this Agreement or barring enjoining or otherwise prohibiting the Company from circumventing the express written intent of the parties as enumerated in this Agreement.

     K. ATTORNEYS FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such parties attorneys fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

     L. PUBLIC NOTICES. Any public notice, press release or any type of dissemination of information regarding the Closing of any transaction covered in this agreement shall include a statement to the effect that "Robyn M. Storer" acted as a consultant in the matter referenced.

                                       21


APPROVED  AND  AGREED:


     Market  Central  Net  Corp  (MKTS:OB)
     5299  DTC  Boulevard,  Suite  620
     Englewood,  CO  80111
     Tel:  (720)  489-9041
     Fax:  (303)  741-3074

     /s/Paul Taylor
     Paul  Taylor                 Dated
     CEO


Esper  Gullatt  Jr.
17532  E.  Dickenson  Pl.
Aurora,  Co.  80013



     /s/Esper Gullatt
     Esper  Gullatt  Jr.        Dated

                                       22


--------------------------------------------------------------------------------

                                    EXHIBIT 3

             ENGAGEMENT AGREEMENT BETWEEN ROBYN M. STORER AND ISSUER
--------------------------------------------------------------------------------

                                       23


                              ENGAGEMENT AGREEMENT


                                 ROBYN M. STORER
                                 HOUSTON PALACE
                              7 AVE PRINCESS GRACE
                                    MC 98000
                                     MONACO

                                        &

                        MARKET CENTRAL NET CORP (MKTS:OB)


     This Consulting Agreement (herein the Agreement) is entered into this 6th day of March 2001 by and between MARKET CENTRAL NET CORP (MKTS:OB) (herein "the Company") and Robyn M. Storer (herein "the "Consultant").


RECITALS
     The Consultant, through considerable experience, time and effort, have created and developed, a system for providing financial consultancy services ("the Services") to private and public companies.
     The Company desires to obtain the services of the Consultant and on the basis of previous telephone conversations and meetings between the Company and the Consultant as well as other discussions, preliminary financial statements, initial reports submitted by the Company, and the representations that the Company has made to the Consultant describing the Company and its principals, the present and proposed business activities of the Company, its operations, financial condition and capital structure, and various agreements and documents related thereto, the Consultant are willing to provide such services to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and the Consultant hereby agree as follows:


I.     ENGAGEMENT
     The Company hereby engages and retains the Consultant as Business Consultant/ Financial advisors for and on behalf of the Company to perform the Services (as that term is hereinafter defined) and the Consultant hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agree to use their best efforts in providing such Services.


II.     INDEPENDENT  CONTRACTOR
     A. The Consultant are, and in all respects are deemed to be, independent contractors in the performance of their duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

B. The Consultant will not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of the Company, and the Consultant will have no power to enter into any agreement on behalf of or otherwise bind the Company.

                                       24


     C. The Consultant will not have or be deemed to have, fiduciary obligations or duties to the Company and will be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as the Consultant in its sole, absolute and unfettered discretion, may elect. The Consultant is a registered broker dealer and associated person of such, and is purporting to act in all capacities requiring registration as a broker dealer or associated person.

     D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of the Consultant during the term of this agreement will conflict with the Consultant obligations under this Agreement or be adverse to the Company's interests during the term of this Agreement.


III.     SERVICES
     The Consultant agree to provide the following, hereafter collectively referred to as the "Services":

     A. Advise the Company and/or any of its affiliates, associates, or principles in any and all matters related to be financial and/or capital structure of the Company.

B. Best Efforts. The Consultant will devote such time and best effort to the affairs of the Company as is reasonable and adequate to render the consulting services contemplated by this agreement.

C. The Consultant are not responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto, nor will the Consultant include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. The
Consultant cannot guarantee results on behalf of the Company, but will pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company's needs, the Consultant will notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by the Company.


D.     In  conjunction  with  the  Services,  the  Consultant  agrees  to:
          1. Make itself available to the officers of the Company at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company in the preparation of such reports, executive summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation ("Documentation") as will be necessary, in the opinion of the Consultant, to properly present the Company to other entities and individuals that could be of benefit to the Company.

                                       25


          2. Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of the Company during normal business hours.

          3. Advise the Company's management in corporate finance, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective investors, investor groups or their agents.

          4. Advise the Company's management in evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents.

          5. Advise the Company regarding company operations, staffing, strategy, and other issues related to building shareholder value as is may reasonably request, consistent with the provisions of this Agreement.

E                 It  is  understood that the Company will modify their business plan based on the business concepts, research material, background material and financial material supplied by Company. The Consultant will outline the modifications and edit the final work product. The business plan will be used as a marketing document, by the Company, in its efforts to secure financing. The Consultant will furnish, at its expense, all personnel, materials, equipment, office space and services as are necessary for the proper performance of its duties hereunder. An engagement fee of 500,000 shares of free trading common stock of the Company. This stock to be delivered upon execution of this agreement.


     IV.     EXPENSES

     The  Company  agrees  that:

A. The Company will be responsible for the Consultant expenses related to services and consultancy to the Company. Normal and reasonable out-of-pocket expenses will be included but are not limited to: accounting, printing, long distance communication, express mail, outside other Consultant, etc., and other costs involved in the execution of this Agreement. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs over $1,000 (one thousand dollars) from the Company.


B. Travel, including: airfare (business class), hotel lodging and meals, transportation, etc. will be the responsibility of the Company. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs over $1,000 (one thousand dollars) from the Company.

C. The Company will designate counsel to prepare the appropriate documents (including subscription and escrow agreement) with regard to the terms of any financial transactions and the closing thereof. The Company is responsible for any and all reasonable expenses associated with the escrow and escrow agent.

                                       26


     V.     COMPENSATION

If, at any time during the term of this Agreement and for a period of three years following the termination of this agreement, the Company completes any transaction which includes, but is not limited to; any equity or debt financing, merges with or acquires assets involving either public or private companies or any other property from any of the entities, affiliations or persons, its employees or former employees, agents, representatives, advisors, or Consultant introduces to the Company by the Consultant, the Company agrees to:

          DEBT  PLACEMENT(S)

A. The cash "transaction fees" are equal to three (3%) percent computed on the gross amount of any and debt infusions or agreements, credit facilities, credit lines, and any other form of debt financing accepted by the Company. These fees are due and payable upon closing of any and all transactions, introduced by the Consultant, contemplated and completed under this agreement.

               This schedule of fees listed above are subject to the terms and conditions listed below. These terms and conditions are applicable to any and all transactions contemplated and or completed under this agreement.

          A. The Company agrees that any and all transactions will be conducted through an escrow account to be established by the Consultant. The Company further agrees that any and all legal fees associated with the escrow will be deducted from the proceeds on any and all transactions. These legal fees are subject to the Company's advance written approval and consent.

          B. The Company further agrees to execute any and all documents or instruction's necessary directing the funding source(s) to pay the Consultant's fee(s) directly from the proceeds of any and all funding(s) directly from any and all escrow accounts.

          C. If required by applicable law, or at the election of the Consultant, the fees deemed to have been earned by the Consultant will be paid to any and all placement agent(s) selected exclusively by the Consultant.

          The various transactions contemplated in this agreement or to be considered independent transactions and the fees described above shall be considered earned on a transaction by transaction basis. These transactions are in no way contingent upon one another. Obligations, transactions, introductions and sales agreements/contracts that have been consummated will continue for the duration of their respective contract, etc. The Company further agrees to execute any and all documents or instruction's necessary directing the funding source(s) to pay the Consultant's fee(s) directly from the proceeds of the funding.


     VI.       REPRESENTATIONS,  WARRANTIES  AND  COVENANTS

     A. Execution. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Company or the Consultant is a party or by which either entity may be bound or affected.

                                       27


     B. Non-Circumvention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual, introduced by the Consultant to the Company, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or any addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof. The Company understands and acknowledges that its obligations under this Non-Circumvention Agreement are for the benefit of the Consultant and its successors and assigns, and that the Consultant's failure or delay in exercising any right, power and privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege hereunder operate as a waiver.

     C. Timely Appraisals. The Company shall keep the Consultant up to date and appraised of all business market and legal developments related to the Company and its operations and management.
               1. Accordingly, the Company shall use its best efforts to provide the Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.
               2. The Company shall use its best efforts to promptly notify the Consultant of the threat or filing of any suit, arbitration or administrative action, injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to the Consultant or at the Consultant option to the Consultant counsel.
               3. The Company shall use its best efforts to also provide directly to the Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by the Consultant from time to time.
               4. The Consultant shall use its best efforts to keep all documents and information confidential as described in the section below titled, "CONFIDENTIAL DATA".

     D. Corporate Authority. Both the Company and the Consultant have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

           E. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

     F. The Company will cooperate with the Consultant, and will promptly provide the Consultant with all pertinent materials and requested information in order for the Consultant to perform its Services pursuant to this Agreement.

     G. When issued, the Shares of the Company's Common Stock shall be duly and validly issued, fully paid and non-assessable.

     H. The Company hereby agrees to enter into an escrow agreement with an escrow agent selected by the Consultant (the "Escrow Agent"), and agrees to

                                       28


abide by the terms of an escrow agreement set forth by the Escrow Agent and the Consultant on such terms as may be acceptable to the Company and the Consultant.
     I. The Company also agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by the Escrow Agent, the Consultant, or such other parties related to the obtaining of capital for the Company on such terms as may be acceptable to the Company and the Consultant.

     J. Until termination of the engagement, the Company will notify the Consultant promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of the Company.


     VII.     TERM  AND  TERMINATION

     A. This Agreement shall be effective upon its execution and shall remain in effect for one (1) years.

     B. In no event shall any termination be effective until the expiration of at least one hundred and eighty (180) days after the signing of this agreement.

     C. After one hundred and eighty (180) days from the date hereof, the Company or the Consultant shall have the right to request the terminating of this engagement by furnishing the other party with written notice requesting such termination. However, no termination of this Agreement by either party shall be in full force or affect without the express written consent of both parties. Termination of this agreement shall not, in any way affect the right of the Consultant to receive, as a result of its services rendered, transactions consummated and introductions made; its fees, securities or warrants on any and all transactions which result in the Company receiving financing or other benefits hereunder.


     IIX.     CONFIDENTIAL  DATA

     A. The Consultant shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by the Consultant as a result of its engagement hereunder, unless authorized, in writing by the Company.

     B. The Company shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Consultant, obtained by the Company as a result of its engagement hereunder, unless authorized, in writing, by the Consultant.

     C. The Consultant shall not be required in the performance of its duties to divulge to the Company or any officer, director, agent or employee of the Company, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be a competitor or potential competitor of the Company) which the Consultant may have or be able to obtain otherwise than as a result of the relationship established by this Agreement.

                                       29


     IX.     OTHER  MATERIAL  TERMS  AND  CONDITIONS:

     A. INDEMNITY. The Company agrees to indemnify and hold harmless the Consultant and its affiliates against any legal action arising from written warranties and representations provided by the Company. Such indemnification shall include payment of judgments, if any, and costs of legal representation and court costs, if any.

               B. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     C. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     D. LAWS OF THE STATE OF TEXAS. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Texas, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of Texas County, Texas; or the United States
District Court for the District of Texas, Texas, and further agree and consent that personal service or process in any such action or proceeding outside of the State of Texas and Texas County shall be tantamount to service in person within Texas County, Texas and shall confer personal jurisdiction and venue upon either of said Courts.

     E. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of the Company under this Agreement may not be assigned or delegated without the prior written consent of the Consultant, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Consultant may not assign or delegate its obligations and rights under this Agreement without consent of the Company, in the Company's sole discretion.

     F. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

                                       30


     G. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     H. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

     I. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

     J. INJUNCTIVE RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Company and the Consultant hereby agree, consent and acknowledge that, in the event of the failure by the Company to pay the consideration to the
Consultant  or  in  the  event  of  a  breach  of  any  other material term, the
Consultant will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District or County Court of Texas County, State of Texas or the United States District Court for the District of Texas without the necessity of proving damages and without prejudice to any other remedies which the Consultant may have at law or in equity. For the purposes of this Agreement, the Company hereby agrees and consents that upon a material breach of this Agreement (as determined by a Court of Competent Jurisdiction) as aforesaid, in addition to any other legal and/or equitable remedies the Consultant may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to motion the court obtain a permanent injunction enforcing this Agreement or barring enjoining or otherwise prohibiting the Company from circumventing the express written intent of the parties as enumerated in this Agreement.

     K. ATTORNEYS FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such parties attorneys fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

     L. PUBLIC NOTICES. Any public notice, press release or any type of dissemination of information regarding the Closing of any transaction covered in this agreement shall include a statement to the effect that "Robyn M. Storer" acted as a consultant in the matter referenced.

                                       31


APPROVED  AND  AGREED:


     Market  Central  Net  Corp  (MKTS:OB)
     5299  DTC  Boulevard,  Suite  620
     Englewood,  CO  80111
     Tel:  (720)  489-9041
     Fax:  (303)  741-3074

     /s/Paul Taylor
     Paul  Taylor                 Dated
     CEO



Robyn  M.  Storer
Houston  Palace
7  Ave  Princess  Grace
MC  98000
       Monaco





    /s/ Robyn Storer
        Robyn  M.  Storer        Dated

                                       32


--------------------------------------------------------------------------------
                                    EXHIBIT 4

                               OPINION OF COUNSEL
--------------------------------------------------------------------------------

                                       33


                                 LAW OFFICES OF
                                 William Stocker
                    34700  Pacific Coast Highway, Suite 303
                            Capistrano Beach CA 92624
               phone  (949)  248-9561         fax (949) 248-1688



                                  March  13,  2001
To  the  President  and  the
Board  of  Directors
MarketCentral.net  Corp.
300  Mercer  Street  Suite  26J
New  York  NY  10003

                          re:  Opinion  of  Special  Counsel

     Dear  Gentlemen:

     You have requested my Opinion in connection with the filing of a 1933 Act Registration on Form S-8 to compensate consultants in the amount of $800,000 in the form of 1,600,000 shares of common stock to be registered thereby.

     I am familiar with the history and current capitalization of the Issuer, its reporting status, and good standing with its place of incorporation. The Issuer's Common Stock is Registered pursuant to '12(g) of the Securities Exchange Act of 1934.

      It is my opinion that the securities proposed to be issued may be validly and properly issued and that such an issuance would be lawful in all respects. The three Engagement Agreements are not qualified plans of any kind or sort and are not qualified for any special tax treatment under State or Federal Law. If and when issued, the securities would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities would be issued in compensation for services at the rate of $0.50 per share for $0.50 of services performed. These services were duly invoiced pursuant to an agreed time-fee agreement, and none of the services billed or performed pursuant to the three Engagement Agreements were direct or indirect commissions or compensation for raising funds for the Issuer.

     It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.

     I understand and consent to the use of this Opinion in connection with your proposed filing of a 1933 Registration Statement on Form S-8.

                                Very Truly Yours,


                               /s/William Stocker
                                 William Stocker
                           special securities counsel

                                       34